[GRAPHIC] McGLADREY & PULLEN, LLP                                     RSM
          -----------------------                                ---------------
        Certified Public Accountants                              international





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports, dated February 11, 2000, which appear on pages 28 and 58 of the Annual Report on Form 10-K of Cone Mills Corporation and subsidiaries for the year ended January 2, 2000. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.




                                                         McGLADREY & PULLEN, LLP


Greensboro, North Carolina
August 1, 2000